Exhibit 99.29

Page 6 Allianz Technology Allianz SE International B.V.** Netherlands Allianz Foundation Allianz Global for North America California Corporate & Specialty Allianz Finanzbeteiligungs GmbH SE Allianz Europe B.V. Allianz X GmbH Germany 74.78% 25.22% Allianz Finance Germany Corporation Netherlands Delaware Allianz Asset Management GmbH AGCS International Allianz X Holding B.V. .001% North America LLC Allianz Asset Management of Netherlands Delaware America Holdings Inc. 99.999% Allianz Mexico, S.A. Allianz of America, Inc Compania De Seguros Delaware Mexico 20% (Common) 80% (Common) 99.8% 0.1% Managing 100% (Non-Voting 66.7% Member Preferred) 33.3% Allianz Renewable Allianz Life Insurance Allianz Asset Management Allianz Global Risks US Allianz Reinsurance Energy Partners of Insurance Company America, Inc. Company of North America of America LLC America LLC California Minnesota 0.1% Illinois Delaware Delaware Page 2 Page 4 Page 5 Fireman's Fund Insurance Company Illinois Page 2 100% (Voting Common) Allianz Reinsurance Allianz Renewable Energy Allianz Technology of PFP Holdings, LLC AZOA Services Corporation Management Services, Inc. Partners of America 2 LLC America, Inc. Delaware New York 100% (Non-Delaware Delaware Delaware Voting Preferred) Allianz Capital Partners of Allianz Global Investors U.S. America LLC Holdings LLC Delaware P & C Insurance Company Delaware Life Insurance Company Allianz Global Investors U.S. LLC Delaware 1 ** Various Non-US Intermediaries are not shown As of 12/31/2023 Note: Subsidiary relationships are 100% owned except where indicated

Allianz Underwriters Insurance Company Illinois 1739908 Ontario, Inc. Canada AIM Underwriting Ltd. Canada Allianz Risk Consulting, LLC California Allianz Aviation Managers, LLC Delaware Allianz Global Risks US Insurance Company Illinois AGCS Marine Insurance Company Illinois 2 As of 12/31/2023 P & C Insurance Company Note: Subsidiary relationships are 100% owned except where indicated Fireman’s Fund Insurance Company Illinois Allianz Risk Transfer, Inc. New York EF Solutions LLC Delaware Allianz Risk Transfer (Bermuda) Limited Bermuda Fireman’s Fund Indemnity Corporation New Jersey American Automobile Insurance Company Missouri Chicago Insurance Company Illinois Par Holdings, LTD Bermuda Interstate Fire & casualty company lllinois fireman’s fund financial services, llc Delaware national surety corporation lllinois

3 As of 12/31/2023 Allianz Investment Management LLC (Minnesota) Yorktown Financial Companies, Inc. (Indiana) QuestarCapital Corporation (Minnesota) Questar Agency, Inc. (Minnesota) Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware) Allianz Fund Investments, Inc. (Delaware) Allianz LifeInsurance Company of New York (New York) Allianz LifeInsurance Company of Missouri (Missouri) Allianz Life Insurance Company of North America (Minnesota) Life Insurance Company Note: Subsidiary relationships are 100% owned except where indicated Organization Chart Allianz Strategic Investments, LLC (Minnesota) AZL PF Investments, Inc. (Minnesota) Allianz Investment Management U.S. LLC (Minnesota) Allianz Life Financial Services, LLC (Minnesota)

4 As of 12/31/2023 As of December 31, 2023 Excludes GP entities, funds and other investment vehicles Subsidiary relationships are 100% ow ned except w here indicated PIMCO Global Advisors (Ireland) Limited [Ireland] PIMCO Japan Ltd [BVI] PIMCO Global Advisors LLC [Delaware] PIMCO Global Advisors (Resources) LLC [Delaware] PIMCO Australia Pty Limited [Australia] PIMCO Asia Pte Ltd [Singapore] PIMCO Europe Ltd [UK] Pacific Investment Management Company LLC [Delaware] StocksPLUS Management Inc. [Delaware] 99% Allianz Asset Management GmbH [Munich] Allianz Asset Management of America LLC [Delaware] Units Not Held by Allianz Entities Allianz of America, Inc. [Delaware] Allianz Asset Management of America Holdings Inc. [Delaware] PIMCO Global Holdings LLC [Delaware] PIMCO Canada Corp. [Nova Scotia] 88.7% 8.9% 99.8% PIMCO Asia Limited [Hong Kong] Allianz Asset Management U.S. Holding II LLC [Delaware] PIMCO (Schweiz) GmbH [Switzerland] 2.4% PIMCO Investments LLC [Delaware] PIMCO Global Advisors (Luxembourg) S.A. [Luxembourg] PIMCO Europe GmbH [Munich] PIMCO Latin America Administradora de Carteiras Ltda. [Brazil] 1% 1% 99% PGA Global Services LLC [Delaware] 0.1% 0.1% Managing Member PIMCO Australia Management Limited [Australia] PIMCO Taiwan Limited [Taiwan (ROC)] PIMCO Investment Management (Shanghai) Limited [Shanghai] PIMCO Aurora LLC [Delaware] PIMCO Prime Real Estate LLC [Delaware] PIMCO Prime Real Estate GmbH [Munich] PIMCO Prime Real Estate Asia Pacific Pte. Ltd. [Singapore] PIMCO Prime Real Estate (Shanghai) Co., Ltd. [Shanghai] PIMCO Prime Real Estate Japan GK [Japan] 25730-001 22Mar24 02:33 Page 4

5 Allianz Partners S.A.S. Paris, France Euler Hermes Group Paris, France** Allianz Holding France S.A. Paris, France Allianz Europe B.V. Amsterdam, Netherlands Allianz SE Munich, Germany Allianz Europe Ltd. Amsterdam, Netherlands A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A. Milan, Italy Page 6 Note: Subsidiary relationships are 100% owned except where indicated P & C Insurance Company ** Various Non-US Intermediaries are not shown Euler Hermes North America Holding, Inc. Owings Mills, Maryland, United States Euler Hermes North America Insurance Company Owings Mills, Maryland, United States Euler Hermes Services North America, LLC Owings Mills, Maryland, United States Euler Hermes Collections North America Company Owings Mills, Maryland, United States Euler Hermes Excess North America Company, LLC Owings Mills, Maryland, United States As of 12/31/2023

6 Allianz SE Munich, Germany Allianz Partners S.A.S. Paris, France (Branch Office:Germany) AWP P&C S.A. Paris, France AWP USA Inc. District of Columbia, USA Jefferson Insurance Company New York, USA AGA Service Company Virginia, USA AZGA Service Canada Inc. Canada AZGA Insurance Agency Canada, Ltd. Canada 100%* Note: Various Non-US Intermediaries are not shown Note: Subsidiary relationships are 100% owned except where indicated * P & C Insurance Company * Allianz Partners participations ~ 100% . Selectcare Worldwide Corporation Canada 55% As of 12/31/2023